                                                                   EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sensors Unlimited, Inc. 1997 Stock Option Plan and the Demeter Technologies, Inc. 2000 Stock Option Plan of Finisar Corporation of our report dated May 25, 2000, with respect to the financial statements of Finisar Corporation for the year ended April 30, 2000 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Palo Alto, California
December 12, 2000